PRICING SUPPLEMENT dated October 16, 2026

(To the Prospectus dated May 15, 2025,

the Prospectus Supplement dated May 15, 2025,

the Product Supplement No. WF-1 dated May 20, 2025 and the Underlying Supplement dated May 15, 2025)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

$1,750,000 Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

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Linked to the lowest performing of the common stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index (each referred to as a “Market Measure”)

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Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the closing value of the lowest performing Market Measure on the relevant call date. The lowest performing Market Measure on any call date is the Market Measure that has the lowest performance factor on that call date, calculated for each Market Measure as the closing value of that Market Measure on that call date divided by its starting value.

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Automatic Call. If the closing value of the lowest performing Market Measure on any call date (occurring monthly, beginning after approximately one year and ending at stated maturity) is greater than or equal to its starting value, the securities will be automatically called for the principal amount plus the call premium applicable to the relevant call date. The call premium applicable to each call date is a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 15.15% per annum. Please see “Terms of the Securities—Call Dates and Call Premiums” below for the call dates and call premiums.

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Potential Loss of Principal. If the securities are not automatically called, you will receive the principal amount at stated maturity if the closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its threshold value. If the closing value of the lowest performing Market Measure on the final calculation day is less than its threshold value, you will lose more than 40%, and possibly all, of the principal amount of your securities.

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The threshold value of each Market Measure is equal to 60% of its starting value.

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Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any Market Measure.

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Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. You will not benefit in any way from the performance of the better performing Market Measures. Therefore, you will be adversely affected if any Market Measure performs poorly, even if the other Market Measures perform favorably.

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Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

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No periodic interest payments or dividends

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No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$25.75	$974.25
Total	$1,750,000.00	$45,062.50	$1,704,937.50
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $955.70 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-6 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measures[1,2]:	The common stock of Microsoft Corporation (the “MSFT Stock”), the Nasdaq-100 Index® (the “NDX Index”) and the S&P 500® Index (the “SPX Index”) (each referred to as a “Market Measure,” and collectively as the “Market Measures”). The MSFT Stock is sometimes referred to herein as the “Underlying Stock,” and the NDX Index and the SPX Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index.” We refer to the issuer of the Underlying Stock as the “Underlying Stock Issuer.”
	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Threshold Value(b)
	MSFT Stock	MSFT UW<Equity>	$529.05	$317.43
	NDX Index	NDX<Index>	29,187.55	17,512.53
	SPX Index	SPX<Index>	7,659.44	4,595.664
	(a) With respect to each Market Measure, the closing value of that Market Measure on the pricing date
	(b) With respect to each Market Measure, 60% of its starting value
Pricing Date:	October 16, 2026
Issue Date:	October 21, 2026
Stated Maturity Date[3]:	October 21, 2030
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Market Measure on any call date is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any Market Measure.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums[3]:

The call premium applicable to each call date is a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 15.15% per annum.

The call premium and payment per security upon an automatic call that are applicable to each call date are specified in the table below.

	Call Date	Call Premium	Payment per Security upon an Automatic Call
	October 21, 2027	15.150% of the principal amount	$1,151.50
	November 22, 2027	16.413% of the principal amount	$1,164.13
	December 21, 2027	17.675% of the principal amount	$1,176.75
	January 21, 2028	18.938% of the principal amount	$1,189.38
	February 22, 2028	20.200% of the principal amount	$1,202.00
	March 21, 2028	21.463% of the principal amount	$1,214.63
	April 21, 2028	22.725% of the principal amount	$1,227.25
	May 22, 2028	23.988% of the principal amount	$1,239.88
	June 21, 2028	25.250% of the principal amount	$1,252.50
	July 21, 2028	26.513% of the principal amount	$1,265.13
	August 21, 2028	27.775% of the principal amount	$1,277.75
	September 21, 2028	29.038% of the principal amount	$1,290.38
	October 23, 2028	30.300% of the principal amount	$1,303.00
	November 21, 2028	31.563% of the principal amount	$1,315.63
	December 21, 2028	32.825% of the principal amount	$1,328.25
	January 22, 2029	34.088% of the principal amount	$1,340.88
	February 21, 2029	35.350% of the principal amount	$1,353.50
	March 21, 2029	36.613% of the principal amount	$1,366.13
	April 23, 2029	37.875% of the principal amount	$1,378.75
	May 21, 2029	39.138% of the principal amount	$1,391.38

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

June 21, 2029	40.400% of the principal amount	$1,404.00
July 23, 2029	41.663% of the principal amount	$1,416.63
August 21, 2029	42.925% of the principal amount	$1,429.25
September 21, 2029	44.188% of the principal amount	$1,441.88
October 22, 2029	45.450% of the principal amount	$1,454.50
November 21, 2029	46.713% of the principal amount	$1,467.13
December 21, 2029	47.975% of the principal amount	$1,479.75
January 22, 2030	49.238% of the principal amount	$1,492.38
February 21, 2030	50.500% of the principal amount	$1,505.00
March 21, 2030	51.763% of the principal amount	$1,517.63
April 22, 2030	53.025% of the principal amount	$1,530.25
May 21, 2030	54.288% of the principal amount	$1,542.88
June 21, 2030	55.550% of the principal amount	$1,555.50
July 22, 2030	56.813% of the principal amount	$1,568.13
August 21, 2030	58.075% of the principal amount	$1,580.75
September 23, 2030	59.338% of the principal amount	$1,593.38
October 16, 2030*	60.600% of the principal amount	$1,606.00
* We refer to October 16, 2030 as the “final calculation day.”
Call Settlement Date[3]:	Three business days after the applicable call date; provided that the call settlement date for the last call date, the final calculation day, is the stated maturity date
Maturity Payment Amount:

If the securities are not automatically called, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

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if the ending value of the lowest performing Market Measure on the final calculation day is greater than or equal to its threshold value: $1,000; or

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if the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

If the securities are not automatically called and the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Market Measure:	For any call date, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that call date.
Performance Factor:	With respect to a Market Measure on any call date, its closing value on that call date divided by its starting value.
Closing Value[1,2]:	With respect to the Underlying Stock on any call date, its stock closing price on that call date; and with respect to either Index on any call date, its closing level on that call date.
Stock Closing Price[1]:	With respect to the Underlying Stock, “stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of the Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Closing Level[2]:	With respect to each Index, “closing level” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the product supplement.
Ending Value:	The “ending value” of a Market Measure will be its closing value on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749LGF7 / US06749LGF76
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to the Underlying Stock, the calculation agent may adjust the adjustment factor of the Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of the Underlying Stock. Upon the occurrence of certain reorganization events with respect to the Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of the Underlying Stock as a result of that reorganization event. The Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If an Index is discontinued or if the sponsor of an Index fails to publish that Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that Index. In addition, the calculation agent will calculate the value to be used as the closing level of an Index in the event of certain changes in or modifications to that Index. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

3 If any call date is not a trading day with respect to any Market Measure, that call date for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. A call date will also be postponed for any Market Measure if a market disruption event occurs with respect to that Market Measure on that call date as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025:

http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

•	Underlying Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You anticipate that the closing value of the lowest performing Market Measure will be greater than or equal to its starting value on one of the call dates.

•	You do not anticipate that the ending value of the lowest performing Market Measure on the final calculation day will be less than its threshold value, and you are willing and able to accept the risk that, if it is, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are willing and able to accept the individual market risk of each Market Measure and you understand that poor performance by any Market Measure over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Market Measures.

•	You are willing and able to forgo participation in any appreciation of any Market Measure, and you understand that any return on your investment will be limited to any call premium that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Market Measure, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stock or the securities composing the Indices, nor will you have any voting rights with respect to the Underlying Stock or the securities composing the Indices.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the closing value of the lowest performing Market Measure will be less than its starting value on each call date.

•	You anticipate that the ending value of the lowest performing Market Measure on the final calculation day will be less than its threshold value, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are unwilling or unable to accept the individual market risk of each Market Measure or the risk that poor performance by any Market Measure over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Market Measures.

•	You seek exposure to any upside performance of the Market Measures or you seek an investment with a return that is not limited to any call premium that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Market Measure, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stock or the securities composing the Indices.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the sections titled “The Common Stock of Microsoft Corporation,” “The Nasdaq-100 Index®” and “The S&P 500® Index” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Determining Payment on a Call Settlement Date and at Maturity

On each call settlement date, whether the securities are automatically called and whether you receive a call premium will each be determined based on the closing value of the lowest performing Market Measure on the related call date.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant call date. The lowest performing Market Measure on any call date is the Market Measure that has the lowest performance factor on that call date, calculated for each Market Measure as the closing value of that Market Measure on that call date divided by its starting value.

Step 2: Determine if the securities are automatically called and whether a call premium is paid on the applicable call settlement date, based on the closing value of the lowest performing Market Measure on the relevant call date, as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security calculated as described below.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day. The lowest performing Market Measure on the final calculation day is the Market Measure that has the lowest performance factor on the final calculation day, calculated for each Market Measure as its ending value divided by its starting value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Market Measures or the securities composing the Indices. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending value of the lowest performing Market Measure on the final calculation day.

If the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value. The threshold value for each Market Measure is 60% of its starting value. For example, if the securities are not automatically called and the lowest performing Market Measure on the final calculation day has declined by 40.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the principal amount. As a result, you will not receive any protection if the value of the lowest performing Market Measure on the final calculation day declines significantly and you may lose some, and possibly all, of the principal amount of your securities at stated maturity, even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

•	Your Return Will Be Limited To The Applicable Call Premium And May Be Lower Than The Return On A Direct Investment In Any Or All Of The Market Measures Or The Securities Composing The Indices — You will not participate in the possible increases in the value of the lowest performing Market Measure through an investment in the securities. Any positive return on the securities will not exceed the applicable call premium, regardless of any increase in the value of the lowest performing Market Measure, which may be significant. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If The Other Market Measures Perform Favorably — You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if the other Market Measures perform favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of some Market Measures could offset the poor performance of others. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Market Measure — Even though you will be fully exposed to a decline in the value of the lowest performing Market Measure on the final calculation day if the securities are not automatically called and the ending value of the lowest performing Market Measure on the final calculation day is below its threshold value, you will not participate in any increase in the value of any Market Measure over the term of the securities. Your maximum possible return on the securities will be limited to any call premium you may receive. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Market Measure.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measures — Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. Although it is necessary for each Market Measure to close at or above its respective starting value on the relevant call date in order for you to receive a call premium or, if the securities are not called, at or above its respective threshold value on the final calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measures. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measures would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

•	Higher Call Premium Rates Are Associated With Greater Risk — The securities offer call premiums at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a call premium on any call settlement date and the risk that you may lose a substantial portion, and possibly all, of the principal amount at maturity. The volatility of the Market Measures and the correlation among the Market Measures are important factors affecting this risk. Volatility is a measure of the degree of variation in the values of the Market Measures over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Market Measures represents a statistical measurement of the degree to which the returns of those Market Measures are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Market Measures or lower expected correlation among the Market Measures as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Market Measure will be less than its starting value on each call date, such that you will not receive any call premium during the term of the securities, and that the closing value of at least one Market Measure will be less than its threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive any call premium during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Market Measures — The correlation of a pair of Market Measures represents a statistical measurement of the degree to which the returns of those Market Measures are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Market Measures will not be correlated. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measures is not relevant to your return on the securities. It is impossible to predict what the relationship between the Market Measures will be over the term of the securities. The Market Measures may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Closing Values Of The Market Measures On The Dates Specified — Any payment on the securities will be determined based on the closing values of the Market Measures on the dates specified. You will not benefit from any more favorable values of the Market Measures determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Underlying Stock Or The Securities Composing Either Or Both Of The Indices — The return on your securities may not reflect the return you would realize if you actually owned the Underlying Stock or the securities composing either or both of the Indices. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the Underlying Stock or the securities composing either Index would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the value of any Market Measure will rise or fall. There can be no assurance that the value of any Market Measure will not close below its starting value on each call date or, if the securities are not called, below its threshold value on the final calculation day. The value of each Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that affect that Market Measure and, with respect to the Indices, the securities composing that Index. You should be willing to accept the downside risks associated with equities in general and each Market Measure in particular, and the risk of losing a significant portion or all of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Market Measures

•	There Are Risks Associated With Single Equities — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Underlying Stock.

•	We Cannot Control Actions By The Underlying Stock Issuer — Actions by the Underlying Stock Issuer may have an adverse effect on the price of the Underlying Stock, the stock closing price of the Underlying Stock on any call date, the ending value of the Underlying Stock and the value of the securities. We are not affiliated with the Underlying Stock Issuer. The Underlying Stock Issuer will not be involved in the offering of the securities nor will the Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. The Underlying Stock Issuer will not be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	We And Our Affiliates Have No Affiliation With The Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to the Underlying Stock. The material provided in this pricing supplement concerning the Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuer. Furthermore, neither we nor either agent knows whether the Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning the Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into the Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of the Underlying Stock for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of the Underlying Stock if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. Consequently, this could affect the value of the securities and any payments on

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of the Underlying Stock.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuer — Following certain corporate events relating to the Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. Following certain other corporate events relating to the Underlying Stock in which holders of the Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving the Underlying Stock Issuer, or a liquidation of the Underlying Stock Issuer), the common stock of another company in the same industry group as the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities With Respect To The NDX Index— Some of the equity securities composing the NDX Index are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	Each Index Reflects The Price Return Of The Securities Composing That Index, Not The Total Return — The return on the securities is based in part on the performance of the Indices, which reflects changes in the market prices of the securities composing each Index. Each Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Index. Accordingly, the return on the securities will not include such a total return feature.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Indices — Actions by any company whose securities are components of an Index may have an adverse effect on the price of its security, the closing level of such Index on any call date, the ending value of such Index and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With Either Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with either index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about each Index contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Index and the index sponsors. The index sponsors will not be involved in the offering of the securities made hereby in any way, and the index sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Adjustments To The Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The sponsor of an Index (an “index sponsor”) may add, delete, substitute or adjust the securities composing that Index or make other methodological changes to that Index that could affect its performance. The calculation agent will calculate the value to be used as the closing level of an Index in the event of certain material changes in or modifications to that Index. In addition, an index sponsor may also discontinue or suspend calculation or publication of that Index at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued index or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that Index. Any of these actions could adversely affect the value of the relevant Index and, consequently, the value of the securities. See “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

•	The Historical Performance Of The Market Measures Is Not An Indication Of Their Future Performance — The historical performance of the Market Measures should not be taken as an indication of the future performance of the Market Measures. It is impossible to predict whether the closing values of the Market Measures will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the values of the Market Measures are not necessarily indicative of fluctuations or trends that may occur in the future.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFS or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Market Measure and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Market Measures or the securities composing the Indices. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the Market Measures and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Market Measures” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

market. Accordingly, in addition to the values of the Market Measures on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Market Measures;

•	correlation (or lack of correlation) of the Market Measures;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Underlying Stock and the securities composing the Indices;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting value, threshold value or ending value of any Market Measure. The actual amount you receive at stated maturity or upon automatic call will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Call Premiums:	Call Date	Call Premium
	1st call date	15.150% of the principal amount
	2nd call date	16.413% of the principal amount
	3rd call date	17.675% of the principal amount
	4th call date	18.938% of the principal amount
	5th call date	20.20% of the principal amount
	6th call date	21.463% of the principal amount
	7th call date	22.725% of the principal amount
	8th call date	23.988% of the principal amount
	9th call date	25.250% of the principal amount
	10th call date	26.513% of the principal amount
	11th call date	27.775% of the principal amount
	12th call date	29.038% of the principal amount
	13th call date	30.300% of the principal amount
	14th call date	31.563% of the principal amount
	15th call date	32.825% of the principal amount
	16th call date	34.088% of the principal amount
	17th call date	35.350% of the principal amount
	18th call date	36.613% of the principal amount
	19th call date	37.875% of the principal amount
	20th call date	39.138% of the principal amount
	21st call date	40.400% of the principal amount
	22nd call date	41.663% of the principal amount
	23rd call date	42.925% of the principal amount
	24th call date	44.188% of the principal amount
	25th call date	45.450% of the principal amount
	26th call date	46.713% of the principal amount
	27th call date	47.975% of the principal amount
	28th call date	49.238% of the principal amount
	29th call date	50.500% of the principal amount
	30th call date	51.763% of the principal amount
	31st call date	53.025% of the principal amount
	32nd call date	54.288% of the principal amount
	33rd call date	55.550% of the principal amount
	34th call date	56.813% of the principal amount
	35th call date	58.075% of the principal amount
	36th call date	59.338% of the principal amount
	37th call date	60.600% of the principal amount
Hypothetical Starting Value:	For each Market Measure, 100.00
Hypothetical Threshold Value:	For each Market Measure, 60.00 (60% of its hypothetical starting value)

The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for any Market Measure. The actual starting value and threshold value for each Market Measure are set forth under “Terms of the Securities” above. For historical closing values of the Market Measures, see the historical information set forth under the sections titled “The Common Stock of Microsoft Corporation,” “The Nasdaq-100 Index®” and “The S&P 500® Index” below. We cannot predict the closing value of the Market Measures on any day during the term of the securities, including on any call date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Hypothetical Payout Profile*

*Not all call dates reflected; reflects only the first, nineteenth and final call dates for illustrative purposes only

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called, the following table illustrates, for call premiums based on a simple (non-compounding) return of approximately 15.15% per annum and each hypothetical call date on which the securities are automatically called, the hypothetical payment per security on the related call settlement date.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date
1st call date	$1,151.50
2nd call date	$1,164.13
3rd call date	$1,176.75
4th call date	$1,189.38
5th call date	$1,202.00
6th call date	$1,214.63
7th call date	$1,227.25
8th call date	$1,239.88
9th call date	$1,252.50
10th call date	$1,265.13

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

11th call date	$1,277.75
12th call date	$1,290.38
13th call date	$1,303.00
14th call date	$1,315.63
15th call date	$1,328.25
16th call date	$1,340.88
17th call date	$1,353.50
18th call date	$1,366.13
19th call date	$1,378.75
20th call date	$1,391.38
21st call date	$1,404.00
22nd call date	$1,416.63
23rd call date	$1,429.25
24th call date	$1,441.88
25th call date	$1,454.50
26th call date	$1,467.13
27th call date	$1,479.75
28th call date	$1,492.38
29th call date	$1,505.00
30th call date	$1,517.63
31st call date	$1,530.25
32nd call date	$1,542.88
33rd call date	$1,555.50
34th call date	$1,568.13
35th call date	$1,580.75
36th call date	$1,593.38
37th call date	$1,606.00

If the securities are not automatically called:

If the securities are not automatically called, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security. The performance factor of the lowest performing Market Measure on the final calculation day is calculated as its ending value divided by its starting value.

Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical maturity payment amount per security
99.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.99%	$599.90
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Hypothetical Examples of Payment upon an Automatic Call or at Stated Maturity

Example 1. The closing value of the lowest performing Market Measure on the first call date is greater than or equal to its starting value. As a result, the securities are automatically called on the first call date.

	MSFT Stock	NDX Index	SPX Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on first call date:	$150.00	140.00	130.00
Performance factor on first call date (closing value on first call date divided by starting value):	150.00%	140.00%	130.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the first call date.

In this example, the SPX Index has the lowest performance factor on the first call date and is, therefore, the lowest performing Market Measure on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the lowest performing Market Measure on the first call date is greater than or equal to its hypothetical starting value, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 15.150% of the principal amount. Even though the lowest performing Market Measure appreciated by 30.00% from its starting value to its closing value on the first call date in this example, your return is limited to the call premium of 15.150% that is applicable to that call date.

On the call settlement date, you would receive $1,151.50 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the final calculation day.

	MSFT Stock	NDX Index	SPX Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (at least one Market Measure below starting value)
Hypothetical closing value on final calculation day:	$105.00	110.00	125.00
Performance factor on final calculation day (ending value divided by starting value):	105.00%	110.00%	125.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the MSFT Stock has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the lowest performing Market Measure on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting value, the securities are not automatically called prior to the final calculation day. Because the hypothetical closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its starting value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 60.600% of the principal amount.

On the call settlement date (which is the stated maturity date), you would receive $1,606.00 per security.

Example 3. The securities are not automatically called prior to maturity. The ending value of the lowest performing Market Measure on the final calculation day is less than its starting value but greater than or equal to its threshold value, and the maturity payment amount is equal to the principal amount of your securities at maturity.

	MSFT Stock	NDX Index	SPX Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (at least one Market Measure below starting value)
Hypothetical ending value:	$115.00	90.00	110.00
Hypothetical threshold value:	$60.00	60.00	60.00
Performance factor on final calculation day (ending value divided by starting value):	115.00%	90.00%	110.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the NDX Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Because the hypothetical closing value of the lowest performing Market Measure on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called. Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is not less than its hypothetical threshold value, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called prior to maturity. The ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, and the maturity payment amount is less than the principal amount of your securities at maturity.

	MSFT Stock	NDX Index	SPX Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (at least one Market Measure below starting value)
Hypothetical ending value:	$45.00	120.00	90.00
Hypothetical threshold value:	$60.00	60.00	60.00
Performance factor on final calculation day (ending value divided by starting value):	45.00%	120.00%	90.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the MSFT Stock has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Because the hypothetical closing value of the lowest performing Market Measure on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called. Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical threshold value, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

= $1,000 × 45.00%

= $450.00

On the stated maturity date, you would receive $450.00 per security. This example illustrates that you will be fully exposed to a decrease in the lowest performing Market Measure if the ending value of the lowest performing Market Measure on the final calculation day is less than its threshold value, even if the ending values of the other Market Measures have appreciated or have not declined below their respective threshold values.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

The Common Stock of Microsoft Corporation

According to publicly available information, Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions. Information filed by Microsoft Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-37845. The MSFT Stock is listed on The Nasdaq Stock Market under the ticker symbol “MSFT.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuer can be located by reference to its SEC file number provided above.

The brief description of the Underlying Stock Issuer included above has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Historical Information

We obtained the closing prices of the MSFT Stock displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the MSFT Stock should not be taken as an indication of the future performance of the MSFT Stock. Future performance of the MSFT Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the MSFT Stock during the term of the securities, including on any call date. We cannot give you assurance that the performance of the MSFT Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the MSFT Stock for the period from January 1, 2021 to October 16, 2026. The closing price on October 16, 2026 was $529.05. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold value of 60% of the starting value of the MSFT Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

The Nasdaq-100 Index®

The NDX Index is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For more information about the NDX Index, see “Indices—The Nasdaq-100 Index®” in the accompanying underlying supplement, as supplemented by the following updated information.

Nasdaq, Inc. (“Nasdaq”), the index sponsor of the NDX Index, recently implemented several changes to the methodology of the NDX Index, including changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. These changes became effective on May 1, 2026 (with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review). The information set forth below supersedes the information regarding the NDX Index included in the accompanying underlying supplement to the extent it is inconsistent.

For purposes of selecting the constituents of the NDX Index, Nasdaq now uses “Full Market Capitalization.” For companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a “Primary ADR”) and for direct (non-ADR) listings, Full Market Capitalization includes both listed and unlisted shares; for companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign market (a “Non-Primary ADR”), Full Market Capitalization is based on the value of the listed depositary shares only, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of weighting the constituents of the NDX Index, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.

In addition, there is no longer a minimum free float requirement for inclusion in the NDX Index, although, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported Total Shares Outstanding (“TSO”), or listed ADR shares in the case of an ADR, and (ii) three times the number of its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the NDX Index also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also allows newly eligible securities (both initial public offerings and securities that have recently switched to an eligible exchange) to be added to the NDX Index on an expedited basis through a “Fast Entry” process if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of another security and may temporarily increase the number of constituents of the NDX Index above 100.

In addition, the updated methodology provides for quarterly reviews in March, June and September, during which index shares are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents that are ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the NDX Index between annual reconstitutions, including through the Fast Entry process, as intra-quarter replacements or as part of a March, June or September rebalance, will have their initial weights determined using a linear interpolation process based on Modified Market Capitalization ranking.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Historical Information

We obtained the closing levels of the NDX Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the NDX Index should not be taken as an indication of the future performance of the NDX Index. Future performance of the NDX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the NDX Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the NDX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the NDX Index for the period from January 1, 2021 to October 16, 2026. The closing level on October 16, 2026 was 29,187.55.

* The dotted line indicates the threshold value of 60% of the starting value of the NDX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

The S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SPX Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SPX Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the SPX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2021 to October 16, 2026. The closing level on October 16, 2026 was 7,659.44.

* The dotted line indicates the threshold value of 60% of the starting value of the SPX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Market Measures. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Microsoft Corporation, the Nasdaq-100 Index® and the S&P 500® Index due October 21, 2030

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Barclays Bank PLC, the indenture or the securities (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 11, 2026, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 11, 2026, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated June 11, 2026, which has been filed as an exhibit to the report on Form 6-K referred to above.